UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

Bellicum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX		77030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 832-384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 14, 2018, Frank B. McGuyer notified Bellicum Pharmaceuticals, Inc. (the “Company”) of his resignation from his position as a member of the Company’s Board of Directors (the “Board”), to be effective December 20, 2018.

(d)

Upon recommendation of the Nominating and Governance Committee of the Board, on December 19, 2018, the Board appointed Judith Klimovsky, M.D. as a Class II director, to be effective upon the date of Mr. McGuyer’s resignation, to serve in such capacity until the Company’s 2019 annual meeting of stockholders. In connection with her appointment as a director, the Board also appointed Dr. Klimovsky to serve as a member of the Science Committee of the Board (the “Science Committee”).

Dr. Klimovsky will receive compensation for her service as a director and Science Committee member in accordance with the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $40,000 for service on the Board and $5,000 for service on the Science Committee, payable in equal quarterly installments, and prorated based on days served in the applicable fiscal year. Dr. Klimovsky will also receive an additional per-meeting attendance fee of $1,000, not to exceed $7,000 annually, for each Science Committee meeting held in excess of five meetings per year. Pursuant to the Compensation Policy, on December 20, 2018, Dr. Klimovsky will be granted a stock option to purchase 50,000 shares of the Company’s common stock, which will vest in equal monthly installments over a three year period, and a separate stock option to purchase 12,500 shares of the Company’s common stock, which will vest in equal monthly installments until the date of the Company’s 2019 annual meeting of stockholders. In addition, Dr. Klimovsky will enter into the Company’s standard form of indemnification agreement for its directors and executive officers.

There is no arrangement or understanding between Dr. Klimovsky and any other person pursuant to which Dr. Klimovsky was appointed as a director. There are no transactions between the Company and Dr. Klimovsky that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: December 19, 2018	By:	/s/ Richard A. Fair
Richard A. Fair
Chief Executive Officer